As filed with the United States Securities and Exchange Commission on June 4, 2013

REGISTRATION STATEMENT NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1169687
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of Principal Executive Offices) (Zip Code)
__________________________

2013 Equity Incentive Plan
(Full title of the plan)
__________________________

Alan I. Rothenberg
Chairman and Chief Executive Officer
1875 Century Park East, Suite 1400
Los Angeles, California  90067
(Name and address of agent for service)

(310) 270-9500
(Telephone number, including area code, of agent for service)
__________________________

Copies to:

Jordan E. Hamburger, Esq. Manatt, Phelps & Phillips, LLP 11355 W. Olympic Blvd. Los Angeles, California 90064 (310) 312-4000	Jason P. DiNapoli President and Chief Operating Officer 1875 Century Park East, Suite 1400 Los Angeles, California 90067 (310) 270-9500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	750,000 shares	$5.93	$4,447,500.00	$606.64

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of shares of the Registrant’s common stock that may become issuable under the 2013 Equity Incentive Plan as a result of a stock dividend, stock split, recapitalization or other similar adjustment of the outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock reported on the NASDAQ Capital Market on May 24, 2013.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.          Plan Information.*

Item 2.          Registrant Information and Employee Plan Annual Information.*

*Information required by Part I of Form S-8 (Items 1 and 2) to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

1st Century Bancshares, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents which have previously been filed with the Securities and Exchange Commission (“SEC”):

(a)       The Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed by the Registrant with the U.S. Securities and Exchange Commission on March 7, 2013;

(b)       The Definitive Proxy Statement on Schedule DEF14A, filed by the Registrant with the U.S Securities and Exchange Commission on April 8, 2013;

(c)       The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed by the Registrant with the U.S. Securities and Exchange Commission on May 8, 2013;

(d)       Current Reports on Form 8-K, filed by the Registrant with the U.S. Securities and Exchange Commission on the following dates: May 8, 2013 and May 10, 2013; and

(e)       The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 30, 2008, including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.          Description of Securities.

Not applicable.

1

Item 5.        Interests of Named Experts and Counsel.

Certain partners of the law firm of Manatt, Phelps & Phillips, LLP, the Company’s legal counsel, own an aggregate of 61,600 shares of Company common stock, but such partners are not directly involved in representing the Company and did not participate in the giving of the opinion of Manatt, Phelps & Phillips, LLP attached to this Registration Statement as Exhibit 5.1.

Item 6.        Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

The Company’s Certificate of Incorporation and Bylaws provide for indemnification of its officers, directors, employees and other agents in a manner substantially identical to that permitted under the DGCL.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation of a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company carries insurance policies that cover its individual directors and officers for legal liability and which would pay on their behalf for expenses of indemnifying them in accordance with the Company’s Certificate of Incorporation, Bylaws and the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation contains such a provision.

In addition, our directors and officers have entered into indemnification agreement which clarify and reaffirm the indemnification rights of the directors and officers.

2

Item 7.          Exemption from Registration Claimed.

Not Applicable.

Item 8.          Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of 1st Century Bancshares, Inc., filed with the Delaware Secretary of State on August 10, 2007. (1)

4.2	Bylaws of 1st Century Bancshares, Inc.(2)

5.1	Opinion of Manatt, Phelps & Phillips, LLP.*

10.1	2013 Equity Incentive Plan of 1st Century Bancshares, Inc.(3)

10.2	Notice of Grant and Stock Option Agreement of 1st Century Bancshares, Inc.(4)

10.3	Notice of Grant and Restricted Stock Agreement of 1st Century Bancshares, Inc.(5)

10.4	Notice of Grant and Restricted Stock Unit Agreement of 1st Century Bancshares, Inc.(6)

10.5	Stock Appreciation Rights Grant Agreement of 1st Century Bancshares, Inc.(7)

23.1	Consent of Crowe Horwath, LLP.*

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).*

24.1	Power of Attorney, included on the signature page to this Registration Statement.

*  Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2008.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2008.
(3)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(4)	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(5)	Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(6)	Filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(7)	Filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.

3

Item 9.          Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 4th day of June 2013.

1ST CENTURY BANCSHARES, INC.

By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli President and Chief Operating Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Alan I. Rothenberg and Jason P. DiNapoli, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) of the Registrant and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William W. Brien, M.D.	Director	June 4, 2013
William W. Brien, M.D.

/s/ Dave Brooks	Director	June 4, 2013
Dave Brooks

/s/ Joseph J. Digange	Director	June 4, 2013
Joseph J. Digange

/s/ Jason P. DiNapoli	Director, President and Chief Operating Officer	June 4, 2013
Jason P. DiNapoli

/s/ Eric M. George	Director	June 4, 2013
Eric M. George

/s/ Alan D. Levy	Director	June 4, 2013
Alan D. Levy

/s/ Robert A. Moore	Director	June 4, 2013
Robert A. Moore

/s/ Barry D. Pressman, M.D.	Director	June 4, 2013
Barry D. Pressman, M.D.

/s/ Alan I. Rothenberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 4, 2013
Alan I. Rothenberg

/s/ Bradley Satenberg	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2013
Bradley Satenberg

/s/ Lewis N. Wolff	Director	June 4, 2013
Lewis N. Wolff

/s/ Nadine A. Watt	Director	June 4, 2013
Nadine A. Watt

/s/ Stanley R. Zax	Director	June 4, 2013
Stanley R. Zax

Exhibit Index

Exhibit Number	Description

4.1	Certificate of Incorporation of 1st Century Bancshares, Inc., filed with the Delaware Secretary of State on August 10, 2007. (1)

4.2	Bylaws of 1st Century Bancshares, Inc.(2)

5.1	Opinion of Manatt, Phelps & Phillips, LLP.*

10.1	2013 Equity Incentive Plan of 1st Century Bancshares, Inc.(3)

10.2	Notice of Grant and Stock Option Agreement of 1st Century Bancshares, Inc.(4)

10.3	Notice of Grant and Restricted Stock Agreement of 1st Century Bancshares, Inc.(5)

10.4	Notice of Grant and Restricted Stock Unit Agreement of 1st Century Bancshares, Inc.(6)

10.5	Stock Appreciation Rights Grant Agreement of 1st Century Bancshares, Inc.(7)

23.1	Consent of Crowe Horwath, LLP.*

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).*

24.1	Power of Attorney, included on the signature page to this Registration Statement.

*  Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2008.
(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2008.
(3)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(4)	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(5)	Filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(6)	Filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.
(7)	Filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 10, 2013.